EXHIBIT 99.2

Notice of Guaranteed Delivery

Offer to Exchange

$700,000,000 Aggregate Principal Amount of

8% Senior Notes Due 2018 (CUSIP No. 451102 AH0),

Which Have Been Registered Under the Securities Act of 1933, as Amended,

for

$700,000,000 Aggregate Principal Amount of

8% Senior Notes Due 2018 (CUSIP Nos. 451102 AQ0, U44927 AE8 and 451102 AR8)

of

ICAHN ENTERPRISES L.P.

ICAHN ENTERPRISES FINANCE CORP.

Pursuant to the Prospectus dated ______, 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON _____, 2012, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”).  TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

Wilmington Trust Company

By Certified or Registered Mail:	By Overnight Courier or Regular Mail:	By Hand:

Wilmington Trust Company	Wilmington Trust Company	Wilmington Trust Company
Rodney Square North	Rodney Square North	Rodney Square North
1100 North Market Street	1100 North Market Street	1100 North Market Street
Wilmington, DE 19890-1615	Wilmington, DE 19890-1615	Wilmington, DE 19890-1615
Attention: Sam Hamed	Attention: Sam Hamed	Attention: Sam Hamed

By Facsimile (eligible institutions only):
(302) 636-4139, Attention: Exchanges

Telephone Inquiries:
(302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

As set forth in the prospectus (the “Prospectus”) dated _________, 2012 , Icahn Enterprises L.P., a Delaware limited partnership (“Icahn Enterprises”), and Icahn Enterprises Finance Corp., a Delaware corporation (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this form or one substantially equivalent thereto must be used to accept the Company’s offer (the “Exchange Offer”) to exchange $700,000,000 in aggregate principal amount of the Company’s 8% senior notes due 2018 (CUSIP No. 451102 AH0) (the “Exchange Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $700,000,000 in aggregate principal amount of the Company’s outstanding 8% senior notes due 2018 (CUSIP Nos. 451102 AQ0, U44927 AE8 and 451102 AR8), that were issued on January 17, 2012 and February 6, 2012 in offerings not registered under the Securities Act (the “Existing Notes”), if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Existing Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date.  The Existing Notes were issued under an indenture dated January 15, 2010, pursuant to which the Company had previously issued $1,050,000 in aggregate principal amount of 7 3⁄4% senior notes due 2016 and $1,450,000,000 in aggregate principal amount of 8% senior notes due 2018, on January 15, 2010 and November 12, 2010. The Existing Notes do, and the Exchange Notes will, constitute the same series of securities as the outstanding 8% senior notes due 2018 for purposes of the indenture governing the notes, and will vote together on all matters with such series. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above.  Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

This form is not to be used to guarantee signatures.  If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.” By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Existing Notes set forth in the Letter of Transmittal.

The undersigned understands that tenders of Existing Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Existing Notes to be withdrawn and the aggregate principal amount of Existing Notes delivered for exchange, including the certificate number(s) (if any) of the Existing Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Existing Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

All authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby tenders the Existing Notes listed below:

PLEASE SIGN AND COMPLETE

Certificate Numbers of Existing Notes (if available)	Principal Amount of Existing Notes Tendered

Signature(s) of registered holder(s) or Authorized Signatory

Name(s)
(please Type or Print)

Title

Address

Area Code and

Telephone No.:

Date

If Existing Notes will be tendered by book-entry transfer, check the trust company below:

☐ The Depository Trust Company

Depository Account No.:

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all prior to 5:00 p.m., Eastern Standard Time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

SIGN HERE

Name of Firm:

Authorized Signature:

Name (please type or print):

Address:

Area Code and Telephone No.:

Date:

DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS FORM.  ACTUAL SURRENDER OF CERTIFICATES FOR EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

1.           Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date.  The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent.  Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured.  If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested.  For a full description of the guaranteed delivery procedures, see the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.” In all cases, sufficient time should be allowed to assure timely delivery.  No Notice of Guaranteed Delivery should be sent to the Company.

2.           Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.  If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Existing Notes without alteration, enlargement or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Existing Notes without alteration, enlargement or any change whatsoever.  If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.           Requests for Assistance or Additional Copies.  Questions relating to the Exchange Offer or the procedure for tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.